ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is executed on the 17 day of August, 2011, to be effective for all purposes as of June 10, 2011 (the “Effective Date”), by and between American Gold Holdings, Ltd., a company organized under the laws of the British Virgin Islands (“American Gold”), Lone Star Gold, Inc., a Nevada corporation formerly known as Keyser Resources, Inc. (“Lone Star Gold”), and Homero Bustillos Gonzalez (“Gonzalez”), a resident of Mexico.

Background:

A.
American Gold and Gonzalez executed a letter of intent dated November 15, 2010 (the “LOI”), which outlined the terms and conditions pursuant to which Gonzalez agreed to sell a 70% interest in eight mining concessions related to the “La Candelaria” property, located in Guachochi, Chihuahua, Mexico (as defined in Paragraph D below, the “Concessions”), pursuant to a definitive agreement to be executed by Gonzalez and American Gold.

B.	The Option to Purchase Agreement dated January 11, 2011 between American Gold and Gonzalez (the “Option Agreement”) is intended to be the definitive agreement contemplated by the LOI.
C.
Metales HBG, S.A. de C.V. (“Metales”) has been formed to accept assignment of the Concessions. Seventy percent (70%) of the capital stock of Metales is owned by Lone Star Gold, and the remaining 30% is owned by Gonzalez.

D.
Metales and Gonzalez have executed that certain Agreement for the Assignment of Mining Concession Certificates dated June 10, 2011 (the “Mining Assignment Agreement”) conveying the eight mining concessions described on Annex “A” to the Mining Assignment Agreement (the “Concessions”) to Metales.

E.
American Gold paid $25,000 to Gonzalez in November 2011 and $100,000 to Gonzalez in February 2011 as required by Section 2 of the LOI and Sections 2.2 and 2.3 of the Option Agreement (the “Prior Payments”).

F.
American Gold desires to assign all of its right, title and interest in and to the LOI and the Option Agreement to Lone Star Gold, and Lone Star Gold desires to accept such assignment and to assume the duties and obligations of American Gold pursuant to the LOI and the Option Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

1.
Assignment.  American Gold hereby assigns to Lone Star Gold all of American Gold’s rights, duties, obligations, liabilities, covenants, and agreements under the LOI and the Option Agreement, effective as of the Effective Date. Gonzalez consents to the assignment.

2.
Assumption.  Effective as of the Effective Date, Lone Star Gold hereby (i) assumes American Gold’s rights, duties, liabilities and obligations under the LOI and the Option Agreement; and (ii) agrees to perform and observe all of the terms, conditions, restrictions, and covenants of American Gold under the LOI and the Option Agreement.

3.
Concessions.  American Gold acknowledges that the Concessions were transferred to Metales in accordance with the Mining Assignment Agreement. American Gold acknowledges and agrees it has no ownership or other rights or interest in and to the Concessions, and waives any right to claim ownership thereof.

4.
LOI and Option Agreement. The terms and conditions of the LOI and the Option Agreement are hereby incorporated by reference to this Agreement, and Gonzalez and Lone Star agree to be bound by the terms of the LOI and the Option Agreement. In connection with the assignment of the LOI and the Option Agreement, the parties acknowledge, affirm and agree as follows:

a.	American Gold and Gonzalez acknowledge and confirm that American Gold made the Prior Payments (but no other payments) pursuant to the LOI and the Option Agreement.
b.
Within thirty (30) days of the date of this Agreement, Lone Star Gold will issue 125,000 shares of its restricted common stock, $0.001 par value per share (the “Common Stock”), to American Gold as repayment in full for the Prior Payments.

c.	Lone Star Gold will issue 300,000 shares of Common Stock to Gonzalez pursuant to Section 2.2(2) of the Option Agreement, within 30 days of the date of this Agreement.
d.	Lone Star Gold agrees to make all payments other than the Prior Payments required under the Option Agreement.
e.	For the purpose of the timing of the payments to be made under Section 2.2, 2.3 and 2.4 of the Option Agreement, the parties agree that the date of the “Definitive Agreement” is January 11, 2011.

5.	Release of Claims. American Gold releases all claims against Metales, Lone Star Gold or Gonzalez in connection with the Prior Payments, the LOI, the Option Agreement or the Assignment Agreement.

6.
Representations and Warranties. The representations and warranties of Gonzalez contained in Sections 4.1 and 4.2 of the Option Agreement are true and correct as of the date of this Agreement, except that the Concessions are owned by Metales.  American Gold and Gonzalez acknowledge and agree that the LOI and the Option Agreement constitute valid and binding obligations of the respective parties, and are in full force and effect, enforceable in accordance with their respective terms.

7.
Further Assurances.   American Gold, Gonzalez and Lone Star Gold agree to execute and deliver such other documents as any other party may reasonably request to effectively evidence the assignment of the LOI and the Option Agreement, the ownership of the Concessions and to otherwise carry out the intent of the parties as set forth in this Agreement.

8.
Miscellaneous. The terms of this Agreement shall be governed by and enforced in accordance with the laws of the State of Nevada. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement, together with the contracts and agreements described herein, contains the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior representations, promises, and agreements, oral or otherwise, which are not embodied herein. This Agreement  may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and which shall collectively be deemed to be one agreement.

(Signature Page Follows)

This Assignment Agreement was signed by the parties on the dates listed below, but effective for all purposes as of June 10, 2011.

LONE STAR GOLD, INC.,
a Nevada corporation

By:	/s/
Name: Dan Ferris
Title: President

Date Signed:_____________________

AMERICAN GOLD HOLDINGS, LTD.,

By:	/s/
Name: David Craven
Title:

Date Signed:_______________________

/s/
Homero Bustillos Gonzalez
Date Signed:________________